UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 30, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and are therefore omitted.

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2011, AgStar Financial Services, PCA (“AgStar”) agreed to extend the maturity date of the Revolving Line of Credit Loan and extend the forbearance period of the Forbearance Agreement with Heron Lake BioEnergy, LLC (the “Company”) to August 1, 2011, provided that the Company accomplish certain restructuring milestones on or before specified dates.

To effect the foregoing extensions, the Company and AgStar entered into the following three agreements on June 30, 2011:

1.               Fourth Amendment to Forbearance Agreement (the “Fourth Amendment to Forbearance Agreement”), under which, provided that the Conditions Precedent set forth in the Forbearance Agreement have been satisfied and the Company complies with the terms of the Forbearance Agreement, AgStar agreed it will not declare a default under the Loan Documents or enforce any remedies available to it under the Loan Documents or applicable law on account of the Company’s default beginning on June 30, 2011, and ending on the earlier of (i) August 1, 2011 or (ii) the date of any Event of Default, as defined under the Fourth Amendment to Forbearance Agreement (the “Forbearance Period”).  Under the Fourth Amendment to Forbearance Agreement, failure of the Company to meet or achieve certain milestones on or before specified dates shall be included as additional “Events of Default” as used in the Forbearance Agreement, which milestones include: closing on all funding for the New Equity requirement of Section 10 of the Forbearance Agreement on or before August 1, 2011, or be scheduled to close on the New Equity within a reasonable time thereafter in accordance with the terms and conditions of the Letter of Intent; executing and delivering all amendments to the Loan Documents on or before August 1, 2011, including such terms, conditions and covenants as AgStar may reasonably request, including without limitation, provisions requiring that all officers, directors, managers, and other key employees comprising the Company’s management be reasonably acceptable to AgStar; and completing certain project milestones on or before August 1, 2011, which milestones have been previously delivered to AgStar and are necessary to begin construction of a natural gas pipeline connecting the Company’s ethanol production facility to the natural gas pipeline facilities of Northern Border Pipeline Company in Cottonwood County, Minnesota;

2.               Amendment No. 3 (the “Third Amendment to the Fifth Supplement”) to Amended and Restated Fifth Supplement to the Master Loan Agreement dated December 30, 2010 (the “Fifth Supplement”), under which AgStar agreed to extend the Revolving Line of Credit Loan Maturity Date in the Fifth Supplement to the earlier of (i) August 1, 2011 and (ii) the date of any Event of Default under that certain Fourth Amendment to Forbearance Agreement between AgStar and the Company dated June 30, 2011; and

3.               Allonge No. 3 to extend the maturity date of the Third Amended and Restated Revolving Line of Credit Note to match the extended maturity date described in the Third Amendment to the Fifth Supplement.

The foregoing summaries of the Third Amendment to the Fifth Supplement, the Allonge No. 3 and the Fourth Amendment to Forbearance Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Third Amendment to the Fifth Supplement, the Allonge No. 3 and the Fourth Amendment to Forbearance Agreement, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.1	Amendment No. 3 to Amended and Restated Fifth Supplement to the Master Loan Agreement dated June 30, 2011 by and between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA.

10.2	Allonge No. 3 to Third Amended and Restated Revolving Line of Credit Note dated June 30, 2011 entered into by Heron Lake BioEnergy, LLC as borrower to AgStar Financial Services, PCA as lender.

10.3	Fourth Amendment to Forbearance Agreement dated June 30, 2011 by and between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date: July 7, 2011